EXHIBIT 99.1
Contacts:  Kermit K. Houser             Marshall J. Alexander
           President and CEO            Executive VP And  CFO
           (541) 882-3444 X 7133        (541) 882-3444 X 7120
News   Release
================================================================================
                   KLAMATH FIRST BANCORP EARNS $1.1 MILLION,
                   OR $0.16 PER SHARE IN THIRD FISCAL QUARTER

     Klamath Falls,  OR - July 24, 2003 - Klamath First Bancorp,  Inc.  (Nasdaq:
KFBI) reported net earnings for the third fiscal quarter ended June 30, 2003 were $1.1 million, or $0.16 per diluted share, a 15% increase over $962,000, or $0.15 per diluted share in the second fiscal quarter. For the third quarter of last fiscal year, net earnings were $1.9 million, or $0.30 per diluted share. For the nine-month period net earnings were $4.0 million, or $0.60 per diluted share, compared to $4.4 million, or $0.68 per diluted share, in the first nine months of fiscal 2002.

     On July 15, 2003, Klamath and Sterling Financial Corporation (Nasdaq: STSA) jointly announced a definitive agreement for the merger of Klamath First into Sterling Financial. Under the terms of the agreement, each share of Klamath common stock will be converted into 0.77 shares of Sterling common stock subject to certain conditions. Based upon Sterling's closing price on July 14, this is equivalent to approximately $20.44 per share of Klamath stock. The transaction, valued at approximately $147 million, is expected to close in the first calendar quarter of 2004, pending shareholder and regulatory approval.

     "We are continuing to execute our strategy to build a strong franchise in Oregon, and due to the composition of our balance sheet, have been struggling against the current exceptionally low interest rate environment. We now look forward to accelerating our strategic plan through the merger with Sterling Financial. The resulting larger organization will continue to provide local decision-making, a greater range of banking products and customer convenience," said Kermit Houser, president and chief executive officer.

     "We have been successfully increasing our levels of higher yield commercial loans," continued Houser. "Commercial real estate loans have grown 37%, and now equal 29% of the portfolio, compared to 19% a year ago, and commercial business loans have increased 6% and now account for 10% of the portfolio, compared to 9% a year ago. Home improvement and equity loans have also increased substantially and now account for 17% of the portfolio, compared to 9% at June 30, 2002. At the same time, the low interest rates continue to contribute to the record 1-4 family purchase and refinancing activity. We will continue to sell these lower rate loans into the secondary market to mitigate the risk of holding low, fixed-rate, long-term loans in a future higher interest rate environment." Net loans totaled $555 million at June 30, 2003, compared to $626 million a year earlier.

     Loan quality remains exceptional as non-performing assets represented only 0.12% of total assets, compared to 0.14% of assets at March 31, 2003 and 0.07% at June 30, 2002. The allowance for loan losses was $7.1 million, or 1.23% of total loans outstanding and 592% of non-performing loans. A year earlier, the allowance was $7.9 million, or 1.22% of loans and 718% of non-performing loans.

     Assets were $1.45 billion at June 30, 2003 compared to $1.47 billion a year earlier. Deposits were $1.08 billion, compared to $1.15 billion at June 30, 2002, which include a 13% increase in non-interest bearing deposits and an $107 million, or 22%, drop in high-cost certificates of deposit. Stockholders' equity increased 5% to $122 million, and book value per share was up to $18.35, compared to $18.28 a year earlier. In April 2002, the company issued $13 million of floating rate capital securities, and in July 2001, the company issued $15 million of floating rate capital securities.

     "Our exceptionally large investment portfolio provides excellent liquidity but continues to hinder our ability to produce income in the current low-interest rate environment," said Marshall J. Alexander, executive vice president and chief financial officer.

     Revenue for the quarter (net interest income before provision for loan losses plus non-interest income) was $14.9 million compared to $15.4 million in the like quarter last fiscal year. Revenue for the nine month period was $44.0 million compared to $43.9 million for the first nine months of fiscal 2002. For the quarter, the net interest margin was 3.14%, a ten basis point improvement over the 3.04% net interest margin in the second fiscal quarter. The net interest margin year-to-date was 3.09% compared to 3.47% for the same period of fiscal 2002.

                                     (more)

     Net interest income before provision for loan losses was $10.5 million for the quarter, compared to $12.3 million in the third quarter of fiscal 2002. For the first nine months of fiscal 2003, net interest income before provision was $31.9 million compared to $35.6 million for the like period of fiscal 2002.

     For the third quarter, non-interest income increased 43% to $4.4 million, compared to $3.1 million in the like quarter a year earlier. For the first nine months of the fiscal year, non-interest income grew 46% to $12.1 million, compared to $8.3 million in the like period a year earlier.

     Total non-interest expense was $13.4 million for the quarter, compared to $12.4 million in the like quarter a year earlier. Total non-interest expense was $38.4 million for the first nine months of fiscal 2003, compared to $36.9 million in the like period last fiscal year.

     The company adopted SFAS No. 147, "Acquisitions of Certain Financial Institutions," as of October 1, 2002. This statement makes the accounting for branch acquisitions by financial institutions consistent with the accounting principles applied to other acquisitions. By adopting this pronouncement, Klamath has ceased amortizing other intangibles related to branch acquisitions. These other intangibles totaled $22.9 million at September 30, 2002. During the year ended September 30, 2002, the company expensed $1.1 million related to amortization of other intangibles. If Klamath First had not adopted SFAS No. 147, its pre-tax amortization expense related to goodwill would have been approximately $1.2 million year-to-date. Under SFAS No. 147, this expense will not be recorded in 2003 or future fiscal years, but the intangible asset will be subjected to impairment testing at least annually.

About Klamath First Bancorp, Inc.

     Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings and Loan, which operates 59 offices, 57 in 26 counties throughout Oregon and two in-store branches in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24 hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Additionally, customers may visit new in-store branches seven days a week with extended banking hours.

     Safe Harbor Clause: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include those related to the timely completion of the acquisition by Sterling Financial Corporation including timely regulatory and shareholder approval, the economic environment, particularly in the region where Klamath First Bancorp, Inc. operates, fiscal and monetary policies of the U.S. government, competitive products and pricing, credit risk management, change in government regulations affecting financial institutions and other risks and uncertainties discussed from time to time in Klamath First Bancorp, Inc.'s SEC filings including its 2002 Form 10-K. Klamath First Bancorp, Inc. disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.


                                (tables follow)


RESULTS OF OPERATIONS                                                  Quarter Ended                      Nine Months Ended
                                                  ------------------------------------------        ---------------------------
(In thousands except shares and per share data)  June 30, 2003   Mar 31, 2003  June 30, 2002       June 30, 2003  June 30, 2002
                                                  ------------   ------------   ------------        ------------   ------------
INTEREST INCOME :
   Loans receivable ...........................   $     10,438   $     11,002   $     12,618        $     33,152   $     39,908
   Mortgage-backed securities .................          5,212          5,099          6,742              16,254         19,684
   Securities and deposits ....................          1,697          1,670          2,170               4,939          6,855
                                                  ------------   ------------   ------------        ------------   ------------
                                                        17,347         17,771         21,530              54,345         66,447
INTEREST EXPENSE :
   Deposits ...................................          4,145          4,698          6,795              14,393         23,552
   Federal Home Loan Bank advances ............          2,656          2,627          2,382               7,933          7,176
   Other borrowings ...........................             19             23             31                  71             96
                                                  ------------   ------------   ------------        ------------   ------------
                                                         6,820          7,348          9,208              22,397         30,824
                                                  ------------   ------------   ------------        ------------   ------------
     Net Interest Income Before Provision
       For Loan Losses ........................         10,527         10,423         12,322              31,948         35,623
PROVISION FOR LOAN LOSSES .....................           --             --             --                  --              156
                                                  ------------   ------------   ------------        ------------   ------------
     Net Interest Income After Provision
       For Loan Losses ........................         10,527         10,423         12,322              31,948         35,467

NON-INTEREST INCOME :
   Fees and service charges on deposit accounts          1,623          1,521          1,262               2,692          2,140
   Other fees and service charges .............          1,053            828            679               4,725          3,590
   Gain on sale of securities .................             76            100            433                 555            552
   Brokerage and annuity commissions ..........            603            401            276               1,512            819
   Gain on sale of mortgage loans .............            614            612            305               1,630            768
   Other ......................................            387            310             97                 954            386
                                                  ------------   ------------   ------------        ------------   ------------
                                                         4,356          3,772          3,052              12,068          8,255
NON-INTEREST EXPENSE :
   Salary and employee benefits ...............          6,405          6,206          5,725              18,488         16,624
   Occupancy and equipment ....................          1,345          1,352          1,215               3,921          3,577
   Information / computer data services .......            397            347            383               1,090          1,162
   Deposit insurance ..........................             44             47             50                 139            133
   Amortization of intangibles ................            912            912          1,382               2,736          4,139
   Dividends on mandatorily redeemable
     preferred securities .....................            395            403            418               1,229            965
   Other ......................................          3,884          3,578          3,229              10,791         10,328
                                                  ------------   ------------   ------------        ------------   ------------
                                                        13,382         12,845         12,402              38,394         36,928
                                                  ------------   ------------   ------------        ------------   ------------
     Income Before Provision For Income Taxes .          1,501          1,350          2,972               5,622          6,794

PROVISION FOR INCOME TAXES ....................            392            388          1,044               1,665          2,374

                                                  ------------   ------------   ------------        ------------   ------------
NET EARNINGS ..................................   $      1,109   $        962   $      1,928        $      3,957   $      4,420
                                                  ============   ============   ============        ============   ============

Earnings Per Share
   Basic                                          $       0.17   $       0.15   $       0.30        $       0.61   $       0.69
   Diluted                                        $       0.16   $       0.15   $       0.30        $       0.60   $       0.68
Cumulative Dividend Per Share                     $       0.13   $       0.13   $       0.13        $       0.39   $       0.39
Weighted Average Shares Outstanding
   Basic                                             6,645,230      6,482,777      6,398,027           6,508,796      6,418,168
   Diluted                                           6,795,457      6,632,322      6,500,451           6,641,995      6,467,611
Shares repurchased during the period                      --             --           30,000                --          292,000

                                                                                      (more)

FINANCIAL  CONDITION
(In thousands except shares and per share data)         June 30, 2003   Sep 30, 2002  June 30, 2002
                                                           -----------    -----------    -----------

ASSETS
Cash and due from banks ...............................   $    58,989    $    45,791    $    67,814
Mortgage-backed securities ............................       591,058        650,796        539,104
Investment securities .................................       141,804        119,999        141,724
Federal Home Loan Bank stock ..........................        14,152         13,510         13,309
Loans receivable:
     Held for portfolio ...............................       562,346        614,841        634,355
     Allowance for loan losses ........................        (7,059)        (7,376)        (7,865)
                                                          -----------    -----------    -----------
                                                              555,287        607,465        626,490

Accrued interest receivable ...........................         6,821          8,177          8,144
Real estate held for sale, net ........................           538            759           --
Property and equipment, net ...........................        23,496         23,411         23,659
Bank-owned life insurance .............................        15,344           --             --
Intangible assets .....................................        37,563         40,299         41,681
Deferred income tax receivable, net ...................         1,115           --             --
Other assets ..........................................         4,003          3,288          3,957
                                                          -----------    -----------    -----------
                                                          $ 1,450,170    $ 1,513,495    $ 1,465,882
                                                          ===========    ===========    ===========
LIABILITIES
Deposits:
     Non-interest bearing checking ....................   $   148,689    $   142,773    $   131,867
     Interest-bearing checking ........................       135,770        125,867        127,302
     Statement savings ................................        92,281         86,001         83,662
     Money market .....................................       332,405        330,646        326,897
     Certificates of deposit ..........................       371,865        456,719        478,861
                                                          -----------    -----------    -----------
                                                            1,081,010      1,142,006      1,148,589
Borrowings:
     Advances from Federal Home Loan Bank .............       208,000        205,250        158,000
     Other borrowings .................................          --            1,700          1,700
                                                          -----------    -----------    -----------
                                                              208,000        206,950        159,700
Accrued expenses and other liabilities ................        11,295         15,087         12,177
Pension liabilities ...................................           801            842          1,040
Deferred income tax liability, net ....................          --            1,467          1,712
                                                          -----------    -----------    -----------
                                                            1,301,106      1,366,352      1,323,218

Mandatorily redeemable preferred securities ...........        27,305         27,206         27,172

STOCKHOLDERS' EQUITY
Common stock and additional paid in capital ...........        33,590         30,038         30,650
Retained earnings .....................................        88,965         87,576         85,736
Accumulated other comprehensive income ................         2,234          6,257          3,358
Unearned shares of common stock issued to ESOP ........        (2,201)        (2,935)        (3,180)
Unearned shares issued to MRDP ........................          (829)          (999)        (1,072)
                                                          -----------    -----------    -----------
                                                              121,759        119,937        115,492
                                                          -----------    -----------    -----------
                                                          $ 1,450,170    $ 1,513,495    $ 1,465,882
                                                          ===========    ===========    ===========
Shares Issued : (1)
     Shares issued at end of period ...................     6,980,635      6,744,040      6,792,840
        Less unearned ESOP and MRDP shares at
        end of period .................................       346,980        377,494        475,359
                                                          -----------    -----------    -----------
     Shares outstanding at end of period
        excluding the unearned shares .................     6,633,655      6,366,546      6,317,481
                                                          ===========    ===========    ===========

Book Value Per Share  (1)                                   $   18.35      $   18.84      $   18.28
Tangible Book Value Per Share  (1)                          $   12.69      $   12.51      $   11.68

     (1)Calculation  is based on  number of  shares  outstanding  at the end of the  period  rather  than  weighted  average  shares outstanding  and excludes  unallocated  shares in the employee  stock  ownership  plan (ESOP) and  Management  Recognition  and
     Development Plan (MRDP).
                                                                                      (more)

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans held for sale):                           Jun 30, 2003       Mar 31, 2003       Jun 30, 2002
                                                               ---------------  ---------------   ---------------
Secured by real estate
     1-4 family ...........................................   $       218,198    $       255,517    $       367,920
     Construction .........................................            15,276             13,524             15,479
     Commercial, multi-family, and other ..................           169,482            154,365            123,596
Non-real estate loans
     Home improvement and home equity .....................            96,134             86,697             60,386
     Other consumer .......................................            17,875             18,501             19,918
     Commercial business ..................................            59,153             61,437             55,719
                                                              ---------------    ---------------    ---------------
     Total Gross Loans Outstanding ........................   $       576,118    $       590,041    $       643,018
                                                              ===============    ===============    ===============

NON - PERFORMING ASSETS : .................................      Jun 30, 2003       Mar 31, 2003       Jun 30, 2002
                                                              ---------------    ---------------    ---------------

Loans on Non - Accrual Status .............................   $         1,192    $         1,512    $         1,096
Delinquent Loans on  Accrual Status .......................              --                 --                 --
                                                              ---------------    ---------------    ---------------
Total Non - Performing Loans ..............................             1,192              1,512              1,096
Real Estate Owned (REO) / Repossessed assets ..............               539                656               --
                                                              ---------------    ---------------    ---------------
     Total Non - Performing Assets ........................   $         1,731    $         2,168    $         1,096
                                                              ===============    ===============    ===============

Total Non - Performing Assets / Total Assets ..............              0.12%              0.14%              0.07%

                                                                              Quarter Ended
                                                         -----------------------------------------------------
CHANGE IN THE                                               Jun 30, 2003       Mar 31, 2003       Jun 30, 2002
                                                         ---------------    ---------------    ---------------
ALLOWANCE FOR LOAN LOSSES :
Balance at beginning of period .......................   $         7,234    $         7,328    $         7,993

Provision for loan losses ............................              --                 --                 --

Recoveries ...........................................                 5                 14                  4
Charge offs ..........................................              (180)              (108)              (132)
                                                         ---------------    ---------------    ---------------
     Net charge offs .................................              (175)               (94)              (128)
                                                         ---------------    ---------------    ---------------
Balance at end of period .............................   $         7,059    $         7,234    $         7,865
                                                         ===============    ===============    ===============

Net Charge-offs / Average Loans Outstanding                        0.03%              0.02%              0.02%
Allowance for Loan Losses / Total Loans Outstanding                1.23%              1.23%              1.22%
Allowance for Loan Losses / Non - Performing  Loans                 592%               478%               718%

                                                               (more)

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
                                                                      Quarters Ended                        Year to Date
                                                        ------------------------------------------   ---------------------------
OPERATING PERFORMANCE :                                    6/30/2003      3/31/2003      6/30/2002      6/30/2003      6/30/2002
                                                        ------------   ------------   ------------   ------------   ------------
Average loans .......................................   $    574,299   $    595,191   $    646,144   $    591,982   $    669,891
Average securities and deposits .....................        787,932        775,269        717,361        785,619        698,642
Average non - interest - earning  assets ............        129,831        139,496        114,770        129,550        111,596
                                                        ------------   ------------   ------------   ------------   ------------
 Total Average Assets ...............................   $  1,492,062   $  1,509,956   $  1,478,275   $  1,507,151   $  1,480,129
                                                        ============   ============   ============   ============   ============

Average deposits ....................................   $    946,652   $    963,418   $  1,017,376   $    967,467   $  1,025,073
Average borrowings ..................................        210,109        210,291        168,139        208,608        169,279
Average non - interest earning - liabilities ........        214,032        217,002        179,150        210,971        172,197
                                                        ------------   ------------   ------------   ------------   ------------
Total Average Liabilities ...........................      1,370,793      1,390,711      1,364,665      1,387,046      1,366,549

Total average equity ................................        121,269        119,245        113,610        120,105        113,580
                                                        ------------   ------------   ------------   ------------   ------------
Total Average Liabilities And Equity ................   $  1,492,062   $  1,509,956   $  1,478,275   $  1,507,151   $  1,480,129
                                                        ============   ============   ============   ============   ============

Interest rate yield on loans ........................          7.27%          7.39%          7.81%          7.47%          7.94%
Interest rate yield on securities and deposits ......          3.51%          3.49%          4.97%          3.60%          5.06%
Interest Rate Yield On Interest Earning Assets ......          5.15%          5.19%          6.32%          5.26%          6.47%
                                                        ------------    ------------    ------------  ------------   ----------

Interest rate expense on deposits ...................          1.75%          1.95%          2.68%          1.99%          3.07%
Interest rate expense on borrowings .................          5.09%          5.03%          5.71%          5.10%          5.69%
     Interest Rate Expense On Interest
     Bearing Liabilities ............................          2.36%          2.50%          3.11%          2.54%          3.44%
                                                        ------------    ------------    ------------  ------------  ------------

Interest rate spread ................................          2.79%          2.69%          3.21%          2.72%          3.03%
                                                        ============    ============    ============  ============  ============

Net interest margin .................................          3.14%          3.04%          3.61%          3.09%          3.47%
                                                        ============    ============    ============  ============  ============

Other operating income / Average assets
     Includes gains (losses) from sales
     of securities ..................................          1.17%          1.00%          0.83%          1.07%          0.74%
     Excludes gains (losses) from sales of
     securities .....................................          1.15%          0.97%          0.71%          1.02%          0.69%

Other operating expense / Average assets
     Includes non-cash items (GAAP) .................          3.59%          3.40%          3.36%          3.40%          3.33%
     Excludes non-cash items (1) ....................          3.22%          3.03%          2.86%          3.03%          2.84%

Efficiency ratio (other operating expense/revenue)
     Includes non-cash items (GAAP) .................         89.91%         90.49%         80.67%         87.23%         84.16%
     Excludes non-cash items (1) ....................         80.81%         80.63%         68.70%         77.87%         71.86%

Return on average assets
     Includes non-cash items (GAAP) .................          0.30%          0.25%          0.52%          0.35%          0.40%
     Excludes non-cash items (1) ....................          0.56%          0.54%          0.91%          0.70%         77.00%

Return on average equity
     Includes non-cash items (GAAP) .................          3.66%          3.23%          6.79%          4.39%          5.19%
     Excludes non-cash items (1) ....................          6.85%          6.85%         11.95%          7.67%         10.04%

Average equity  /  Average assets ...................          8.13%          7.90%          7.69%          7.97%          7.67%

     (1)This press release includes information relating to non-interest expense that is calculated on a non-GAAP basis.  Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides a more accurate  picture of its  operating  results for purposes of  comparisons  to prior  periods and other  entities.  Items considered  non-cash  items are  amortization  of core  deposit  and other  intangibles  and expense  related to the  company's
     Management  Recognition and Development  Plan and Employee Stock Ownership Plan.  These expenses have been reflected net of the related tax benefit.

Reconciliation to GAAP financial measures
     Net earnings - GAAP ............................   $     1,109    $        962   $      1,928   $      3,957   $      4,420
         Add back: non-cash items, net of tax                   968           1,080          1,422          2,948          4,133
                                                        ------------    ------------    ------------  ------------  ------------
     Net earnings - excluding non-cash items            $     2,077    $      2,042   $      3,350   $      6,905   $      8,553
                                                        ============   =============  =============  ============   ============

                                                                ###
NOTE:  Transmitted on Business Wire at 5:00 PDT on July 24, 2002.